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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 8, 2004


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                              ENERGY PARTNERS, LTD.
             (Exact name of registrant as specified in its charter)


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            Delaware                      001-16179             72-1409562
(State or other jurisdiction of          (Commission         (I.R.S. Employer
 incorporation or organization)          file number)       Identification No.)

                       201 St. Charles Avenue, Suite 3400
                          New Orleans, Louisiana 70170
                    (Address of principal executive offices)

                                 (504) 569-1875
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

     On November 8, 2004, Energy Partners, Ltd. (the "Company") announced that it intends to offer 3,467,144 shares of common stock to the public pursuant to a shelf registration statement previously filed with the Securities and Exchange Commission. The Company will also enter into a stock purchase agreement with Energy Income Fund, L.P. ("EIF") concurrent with this offering, pursuant to which EPL will purchase 3,467,144 shares of common stock owned by EIF at a price per share equal to the net proceeds per share received in the offering, before expenses. EPL expects that it will purchase these shares immediately after the closing of the offering. A copy of the press release announcing the transactions is attached as Exhibit 99.1 to this current report.

Item 9.01. Financial Statements and Exhibits.

     Exhibits. The following exhibit is filed herewith:

      Exhibit No.         Description
      -----------         -----------

          99.1            Press Release dated November 8, 2004


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   November 8, 2004


                                   ENERGY PARTNERS, LTD.


                                   By:  /s/ John H. Peper
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                                        John H. Peper
                                        Executive Vice President,
                                        General Counsel and Corporate Secretary